Exhibit 3.17(a)

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

LIMITED LIABILITY COMPANY

OF

LYONDELL REFINING COMPANY LP

TO

LYONDELL REFINING COMPANY LLC

PURSUANT TO SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

Gerald A. O’Brien, Vice President and General Counsel of LRC Holdings GP LLC, a Delaware limited liability company, DOES HEREBY CERTIFY THAT:

1. The jurisdiction where Lyondell Refining Company LP first formed is Delaware.

2. The date Lyondell Refining Company LP first formed is December 30, 2005.

3. The name of the limited partnership immediately prior to filing this Certificate of Conversion is Lyondell Refining Company LP (the “Partnership”)

4. The name of the limited liability company as set forth in the Certificate of Formation is Lyondell Refining Company LLC.

5. The effective time of the conversion of the Partnership to a limited liability company hereby shall be 12:01 A.M., Eastern Standard Time, on January 1, 2007.

IN WITNESS WHEREOF, each of the undersigned has caused this Certificate of Conversion to be executed on its behalf on December 19, 2006.

LRC HOLDINGS GP LLC
Sole General Partner

By:	/s/ Gerald A. O’Brien, Vice President
Gerald A. O’Brien
Vice President and General Counsel

LRC HOLDINGS LP LLC
Sole Limited Partner

By:	Lyondell Chemical Company,
its Sole Member

By:	/s/ Gerald A. O’Brien, Vice President
Gerald A. O’Brien
Vice President, Deputy General Counsel